                                                                    EXHIBIT 99.2

AUDITED FINANCIAL STATEMENTS OF THE HEALTH & FITNESS SERVICES BUSINESS, WHICH OPERATES AS A DIVISION OF JOHNSON & JOHNSON HEALTH CARE SYSTEMS INC., A SUBSIDIARY OF JOHNSON & JOHNSON, FOR THE TWO YEARS ENDED DECEMBER 29, 2002 AND DECEMBER 30, 2001.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Johnson & Johnson

We have audited the accompanying balance sheets of the Health & Fitness Services Business, which operates as a division of Johnson & Johnson Health Care Systems Inc., a subsidiary of Johnson & Johnson (the "Health & Fitness Business"), as of December 29, 2002 and December 30, 2001 and the related income statements and statements of cash flows for the periods ended December 29, 2002 and December 30, 2001. These financial statements are the responsibility of Johnson & Johnson's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Health & Fitness Business as of December 29, 2002 and December 30, 2001 and the results of its operations and its cash flows for the periods ended December 29, 2002 and December 30, 2001, as described in Note 2, in conformity with generally accepted accounting principles in the United States of America.

The Health & Fitness Business operates as a division of Johnson & Johnson Health Care Systems Inc., a subsidiary of Johnson & Johnson. Consequently, as indicated in Note 2, these financial statements have been derived from the consolidated financial statements and accounting records of Johnson & Johnson Health Care Systems Inc. and Johnson & Johnson and reflect significant assumptions and allocations. Moreover, as indicated in Note 2, the Health & Fitness Business relies on Johnson & Johnson Health Care Systems Inc. and Johnson & Johnson for administrative, management and other services. The assets and liabilities and revenues and expenses could differ from those that would have resulted had the Health & Fitness Business operated autonomously or as an entity independent of Johnson & Johnson Health Care Systems Inc. and Johnson & Johnson.

PricewaterhouseCoopers LLP
New York, New York
January 28, 2003

                                      F1-1

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

BALANCE SHEETS
AS OF DECEMBER 29, 2002 AND DECEMBER 30, 2001
(DOLLARS IN THOUSANDS)

                                                                        2002       2001
ASSETS
  Current assets
    Accounts receivable, net of allowance for doubtful
      accounts of $100 in 2002 and 2001                                $ 3,150    $ 2,620
    Other receivables                                                      167          -
    Unbilled revenue                                                       196        153
    Inventory                                                               85         44
                                                                       ------------------

      TOTAL CURRENT ASSETS                                               3,598      2,817

Computer software, net (Note 4)                                          1,085      1,332
Fixed assets, net (Note 5)                                                  53        100
                                                                       ------------------

      TOTAL ASSETS                                                       4,736      4,249
                                                                       ------------------

LIABILITIES AND DIVISION EQUITY
  Current Liabilities
    Accounts payable                                                       465        405
    Accrued salaries                                                       199        182
    Accrued special compensation                                           593        816
    Restructuring costs (Note 9)                                           150          -
                                                                       ------------------

      TOTAL CURRENT LIABILITIES                                          1,407      1,403

Commitments and Contingencies

  Division equity                                                        3,329      2,846
                                                                       ------------------

      TOTAL LIABILITIES AND DIVISION EQUITY                            $ 4,736    $ 4,249
                                                                       ------------------

   The accompanying notes are an integral part of these financial statements.

F1-2

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

INCOME STATEMENTS
FOR THE YEARS ENDED DECEMBER 29, 2002 AND DECEMBER 30, 2001
(DOLLARS IN THOUSANDS)

                                       2002        2001
REVENUES

  Trade                              $ 18,804     $19,711
  Affiliate                             4,420       4,113
                                     --------     -------

  Total revenues                       23,224      23,824
                                     --------     -------

EXPENSES (NOTE 2, 3)

  Cost of services provided            17,782      18,026
  Selling and marketing                 1,110       1,484
  General and administrative            2,080       1,751
  Support Costs                         3,414       3,031
  Restructuring costs                     513           -
                                     --------     -------

  Total expenses                       24,899      24,292
                                     --------     -------

Other income                              167           -
                                     --------     -------

    Loss before tax provision          (1,508)       (468)

    Tax provision (Note 6)                  -           -
                                     --------     -------

NET LOSS                             $ (1,508)    $  (468)
                                     --------     -------

   The accompanying notes are an integral part of these financial statements.

                                      F1-3

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 29, 2002 AND DECEMBER 30, 2001
(DOLLARS IN THOUSANDS)

                                                                          2002            2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                               $ (1,508)        $  (468)

Adjustments to reconcile net loss to operating cash flows:
  Amortization and depreciation                                             336             190
  Bad debt expense                                                            -             100

Changes to assets and liabilities

  (Increase) decrease in accounts receivable                               (530)          1,480
  (Increase) in other receivables                                          (167)              -
  (Increase) decrease in unbilled revenues                                  (43)            (73)
  (Increase) in inventory                                                   (41)              -
  Increase in accounts payable                                               60              55
  Increase in accrued salaries                                               17               -
  (Decrease) increase in special compensation                              (223)            816
  Increase in restructuring costs                                           150               -
                                                                       ------------------------
NET CASH FLOWS FROM/(USED BY) OPERATING ACTIVITIES                       (1,949)          2,100
                                                                       ------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to computer software                                              (42)           (139)
                                                                       ------------------------
NET CASH USED BY INVESTING ACTIVITIES                                       (42)           (139)
                                                                       ------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in division equity                                  1,991          (1,961)
                                                                       ------------------------
NET CASH FLOWS/(USED BY) FROM FINANCING ACTIVITIES                        1,991          (1,961)
                                                                       ------------------------

(DECREASE)/INCREASE IN CASH                                                   -               -
Cash and cash equivalents, beginning of year                                  -               -
                                                                       ------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                 $      -         $     -
                                                                       ------------------------

   The accompanying notes are an integral part of these financial statements.

                                      F1-4

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN MILLIONS)

1.       BACKGROUND

         The Health & Fitness Services Business (the "Health & Fitness Business") operates as a division of Johnson & Johnson Health Care Systems Inc. ("HCS"), a subsidiary of Johnson & Johnson ("J&J"). The Health & Fitness Business is engaged in health and fitness center operations management. In connection with the management of health and fitness centers, the Health & Fitness Business provides services relating to health risk assessment programs, consulting services, data analysis and wellness programs. The Health & Fitness Business provides health risk assessments through various platforms, including the HealthMate(R) computer kiosk, Insight(R) and Insight+ (R) online surveys, and centrally delivered paper surveys. The Health & Fitness Business is based in Piscataway, New Jersey in a facility leased by HCS and the rental expense is allocated to the Health & Fitness Business (see Note 7).

2.       BASIS OF PRESENTATION

         The balance sheets of the Health & Fitness Business as of December 29, 2002 and December 30, 2001 and the related income statements and cash flows for the years ended December 29, 2002 and December 30, 2001 are derived from the historical books and records of Johnson & Johnson. As noted above, the Health & Fitness Business operates as a division of HCS and accordingly all intercompany transactions are included or settled through division equity.

         The operations of the Health & Fitness Business rely, to varying degrees, on HCS and J&J for information technology, insurance, human resources, accounting, tax and legal support. Certain costs and expenses presented in these financial statements have been allocated based on management's estimates of the cost of services provided to the Health & Fitness Business by HCS and J&J. Management uses different methodologies to allocate the costs to the Health & Fitness Business, such as percentage of revenues, estimated usage or headcount. The methodology is chosen by management based on the specific situation and these methods are consistently applied each year, where appropriate. Management believes that these allocations are reasonable. In addition, the Health & Fitness Business shared its facility with other J&J businesses and certain costs were allocated to those businesses (see
         Note 7).

         Due to the reliance of the Health & Fitness Business on HCS and J&J for the above described activities, the historical operating results may not be indicative of the results had the Health & Fitness Business been operated as a stand alone entity.

                                      F1-5

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN MILLIONS)

         The amounts allocated to the Health & Fitness Business by HCS and J&J for the years ended December 29, 2002 and December 30, 2001, included in the income statement, are as follows:

                                      FOR THE FISCAL YEARS ENDED

                                        2002           2001
Cost of services provided             $  2.5          $  2.5
Selling & marketing                      0.1             0.1
General and administrative               0.2             0.2
Support Costs                            3.4             3.0
                                      ----------------------

Total                                 $  6.2          $  5.8
                                      ----------------------

         There was no direct interest expense incurred by or allocated to the Health & Fitness Business, therefore, no interest expense has been reflected in the financial statements.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         FISCAL YEAR-END
         The fiscal year ends on the Sunday nearest to the end of the month of December.

         REVENUE RECOGNITION
         The Health & Fitness Business recognizes revenue at the time the service is provided. In addition to management fees earned, one Health & Fitness Business contract includes an incentive fee that the Health & Fitness Business may achieve annually over the duration of the contract. The contract states that the Health & Fitness Business will earn the incentive fee based on it achieving certain operational performance goals during each year. The incentive fee earned and included in revenues on the income statements and unbilled revenue on the balance sheets was approximately $0.1 million for each of the years ended December 29, 2002 and December 30, 2001.

         Revenue recorded for services that are based on special programs held at the managed fitness centers, such as blood and cholesterol screenings, wellness lectures and education courses, are recognized when the program is held. These revenues for the years ended December 29, 2002 and December 30, 2001 were approximately $2.9 million and $3.7 million, respectively.

         Affiliate revenue represents health and wellness services provided to affiliated J&J companies. Affiliate revenue is recognized at the time the service is provided. There was no affiliate accounts receivable at December 29, 2002 or December 30, 2001.

         The Health & Fitness Business accounts for the licensing of HealthMate(R) software in accordance with American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition. Revenue is recognized when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the sales price is fixed or determinable; and (iv) collectibility is probable. The only undelivered element at the onset of the license is the post-

                                      F1-6

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN MILLIONS)

         contract customer support (PCS), which is provided to the customer at no charge over the one year license term. Annual PCS costs were nominal.

         UNBILLED REVENUE
         Unbilled revenue represents the timing difference between customer billings per contractual terms and revenue recognized at the time service is provided.

         COSTS OF SERVICES PROVIDED
         Costs of services provided include direct costs relating to on-site staff and supplies at customer health & fitness centers.

         SELLING, MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES
         Selling, marketing, general and administrative expenses include some expenses that are allocated from HCS. Different allocation methods apply to the various components of these expenses as described in Note
         2. Expenses include travel, meetings, amortization and depreciation.

         SUPPORT COSTS
         Support costs are allocated to the Health & Fitness Business using various methods such as percentage of revenues, estimated usage, and headcount.

         Support costs for the years ended December 29, 2002 and December 30, 2001 were as follows:

                         FOR THE FISCAL YEARS ENDED
                              2002      2001
Information management      $   1.6   $   1.3
Human resources                 0.6       0.6
Facilities                      0.3       0.3
Finance                         0.5       0.4
General management              0.4       0.4
                            -------   -------

Total                       $   3.4   $   3.0
                            -------   -------

         OTHER RECEIVABLES
         Other receivables represents insurance recovery for lost revenue at a customer fitness center due to extensive damage to the center. The amount was included in other income for the year ended December 29, 2002.

                                      F1-7

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN MILLIONS)

         SOFTWARE DEVELOPMENT COSTS
         Development costs of software to be licensed or sold that are incurred from the time technological feasibility is established until the product is available for general release to customers are capitalized and reported at the lower of cost or net realizable value. All costs incurred to establish technological feasibility are expensed as incurred. Amortization expense is computed on a straight-line basis over the estimated useful life of five years of the asset. Amortization expense incurred by the Health & Fitness Business for the years ended December 29, 2002 and December 30, 2001 was approximately $0.3 million and $0.2 million, respectively. Upon retirement or other disposal of such assets, the cost and related amount of accumulated amortization are eliminated from the asset and accumulated amortization accounts, respectively. The difference, if any, between the net asset value and the proceeds is charged or credited to operations.

         J&J funded the development of this software of $0.1 million in the year ended December 30, 2001. The funding of this amount is presented as a contribution from J&J in division equity.

         FIXED ASSETS
         Fixed assets is comprised of computer hardware and HealthMate(R) demonstration units and is depreciated on a straight-line basis over the estimated useful lives of five years. Depreciation expense incurred by the Health & Fitness Business for each of the years ended December 29, 2002 and December 30, 2001 was $0.02 million.

         RISKS AND UNCERTAINTIES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates.

         The current environment in which the Health & Fitness Business operates is very competitive. The Health & Fitness Business is subject to changes in the economy and forces that directly impact customer facilities in the U.S. These facilities are the predominant source of revenue for the Health & Fitness Business.

         EMPLOYEE STOCK OPTIONS

         Certain Health & Fitness Business employees are granted options to purchase shares of J&J common stock under J&J's stock option plans. The Health & Fitness Business accounts for the options using the intrinsic value method of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". As all options that are granted have an exercise price equal to the market price at the date of grant, no compensation expense is recognized. The Health & Fitness Business applies the disclosure provisions of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure, an amendment of FASB Statement No. 123". (See Note 11)

                                      F1-8

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN MILLIONS)

         Had the fair value method been applied, pro forma net loss would have been as follows:

                                                          DECEMBER    DECEMBER
                                                          29, 2002    30, 2001
Net loss as reported                                       $ (1.5)     $ (0.5)
                                                          -------     -------
Pro forma stock-based compensation expense,
   net of related tax effects                              $ (0.3)     $ (0.3)
                                                          -------     -------

Pro forma net loss                                         $ (2.0)     $ (0.9)
                                                          -------     -------

4.       COMPUTER SOFTWARE

         Computer software was comprised of:

                                                          DECEMBER    DECEMBER
                                                          29, 2002    30, 2001
Computer software                                         $  1.5      $  1.5

Less: accumulated
amortization                                                 0.4         0.2
                                                          ------      ------

  Net computer software                                   $  1.1      $  1.3
                                                          ------      ------

5.       FIXED ASSETS

         Fixed Assets was comprised of:

                                                          DECEMBER    DECEMBER
                                                          29, 2002    30, 2001
Computer equipment and
  HealthMate demonstration units                          $  0.1      $  0.1

Less: accumulated depreciation                               0.1           -
                                                          ------      ------

  Net computer equipment and
    HealthMate demonstration units                        $    -      $  0.1
                                                          ------      ------

                                      F1-9

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN MILLIONS)

6.       INCOME TAXES

         The (benefit) provision for income taxes consists of:

                                                          DECEMBER    DECEMBER
                                                          29, 2002    30, 2001
Currently payable:
  Federal                                                  $ (0.3)     $ (0.1)
  State                                                      (0.1)          -
                                                          -------     -------
                                                             (0.4)       (0.1)
Deferred:
  Federal                                                     0.3         0.1
  State                                                       0.1           -
                                                          -------     -------
                                                              0.4         0.1

                                                           $    -      $    -
                                                          -------     -------

         The reconciliation of the tax provision to the income tax expense at the statutory rate of 35% is as follows:

                                                          DECEMBER    DECEMBER
                                                          29, 2002    30, 2001
Federal Tax                                                $ (0.5)     $ (0.2)
State Tax                                                    (0.1)          -
Valuation Allowance                                           0.6         0.2
                                                          -------     -------

Income Tax provision                                       $    -      $    -
                                                          -------     -------

                                     F1-10

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN MILLIONS)

         The net deferred tax asset reflects the tax impact of the temporary differences. The components of the net deferred tax asset are as follows:

                                                          DECEMBER    DECEMBER
                                                          29, 2002    30, 2001
Deferred tax asset:

  Net operating losses                                     $ 1.4       $ 1.0

  Items not deducted for tax purposes
    when expensed                                            0.1           -

Deferred tax liability:

  Software development deducted
    for tax purposes                                         0.3         0.4
                                                          ------      ------

Net deferred tax asset before
  valuation allowance                                        1.2         0.6

  Valuation allowance                                       (1.2)       (0.6)
                                                          ------      ------

Net deferred tax asset                                     $   -       $   -
                                                          ------      ------

         Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes" ("SFAS 109") requires that a valuation allowance be created and offset against the net deferred tax asset if, based on existing facts and circumstances, it is more likely than not that some portion or all of the deferred tax asset will not be realized. Based upon the Health & Fitness Business continued assessment of the realization of its net deferred tax asset and its historic cumulative losses, it concluded that it was appropriate to establish a full valuation allowance for its net deferred tax asset in the amount of approximately $1.2 million at December 29, 2002 and approximately $0.6 million at December 30, 2001. In future periods, earnings or losses will not be tax effected until such time as the certainty of future tax benefits can be reasonably assured.

                                      F1-11

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN MILLIONS)

7.       RENTAL EXPENSE

         HCS and J&J lease certain facilities under operating leases. The Health & Fitness Business is allocated part of the leased costs of these facilities. In addition to the facility leases, the Health and Fitness Business receives an allocation of expenses relating to leased personal computers. Rental expense, which includes direct and allocated expenses, was approximately $0.5 million for each of the years ended December 29, 2002 and December 30, 2001.

         In addition, HCS leases a certain premise on behalf of a Health & Fitness Business customer for the operation of a fitness center and related incidental use. The customer reimburses the Health & Fitness Business for the full rental expense on a monthly basis. The rental income and expense amounted to approximately $0.1 million for each of the years ended December 29, 2002 and December 30, 2001 and are included in the trade revenue and cost of services provided in the income statement in equal and off-setting amounts. The lease is due to expire on December 31, 2003.

8.       RETIREMENT AND PENSION PLANS

         Health & Fitness Business employees are covered under a defined benefit pension plan which is sponsored by J&J. Net pension expense charged to the Health & Fitness Business for its participation in the J&J defined benefit plan was approximately $0.3 million for each of the years ended December 29, 2002 and December 30, 2001.

         Health & Fitness Business employees also participate in a voluntary 401(k) savings plan sponsored by J&J which is designed to enhance the existing retirement program covering eligible employees. J&J matches 75% of each employee's contribution, with the match percentage applying to a maximum of 6% of base salary. The Health & Fitness Business was charged approximately $0.3 million for its portion of J&J's contributions to the savings plan for each of the years ended December 29, 2002 and December 30, 2001.

         These amounts are included in selling and marketing, general and administrative, and cost of services provided.

9.       RESTRUCTURING CHARGE

         In 2002 the Health & Fitness Business reorganized to increase efficiencies. As a result, the Health & Fitness Business incurred employee separation costs of $0.5 million for 25 employees. These separation costs are included in Restructuring Costs in the income statement in the year ended December 29, 2002. There was $0.2 million of restructuring costs (of the $0.5 million total) remaining to be paid in 2003 and the amount is included in accrued liabilities as of December 29, 2002.

10.      OTHER POSTRETIREMENT BENEFITS

         The Health & Fitness Business, through J&J sponsored plans, provides postretirement benefits,

                                     F1-12

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN MILLIONS)

         primarily health care, to all retired employees and their dependents. J&J does not fund retiree health care benefits in advance and has the right to modify these plans in the future. The cost of providing these postretirement benefits is determined in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions," which requires accrual accounting for these benefits rather than accounting for them on a cash basis.

         The Health & Fitness Business, through J&J, provides certain other postemployment benefits. The cost of providing these postemployment benefits is determined in accordance with the provisions of SFAS No. 112, "Employers' Accounting for Postemployment Benefits," which requires accrual accounting for these benefits rather than accounting for them on a cash basis.

         Net postretirement and postemployment benefit costs of approximately $0.3 million were charged to the Health & Fitness Business for each of the years ended December 29, 2002 and December 30, 2001. These amounts are included in selling and marketing, general and administrative, and cost of services provided.

11.      EMPLOYEE STOCK OPTIONS

         Certain Health & Fitness Business employees are granted options to purchase shares of J&J common stock under J&J's stock option plans. J&J stock options expire 10 years from the date they are granted and vest over service periods that range from one to six years. All options granted are valued at the current market price. No compensation expense is recorded, as the market price at the date of grant is equal to the exercise price.

         For the year ended December 30, 2001, there was a change in the timing of granting stock compensation and options to employees from December 2001 to February 2002. This change was enacted to have 2001 results finalized in order to align compensation with performance. As a result, no options were granted in 2001.

         The Health & Fitness Business applies the provision of Financial Accounting Standards No.123, "Accounting for Stock-Based Compensation," that calls for companies to measure employee stock compensation expense based on the fair value method of accounting. However, as allowed by the Statement, the Health & Fitness Business elected continued use of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," with pro forma disclosure of net income determined as if the fair value method had been applied in measuring compensation cost. The average fair value of options granted was $15.91 in 2002. See Note 3 for the proforma impact on net loss.

                                     F1-13

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN MILLIONS)

         The fair value was estimated using the Black-Scholes option pricing model based on the weighted average assumptions of:

                          2002
Risk-free rate            4.40%
Volatility                27.0%
Expected life              5.0 years
Dividend yield            1.33%

12.      LEGAL PROCEEDINGS

         The Health & Fitness Business is subject to legal proceedings and claims which arise in the ordinary course of business. Management believes that none of these actions will have a material adverse effect on the results of operations of the Health & Fitness Business.

13.      NEW ACCOUNTING PRONOUNCEMENTS

         In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"), which addresses the recognition, measurement, and reporting of costs associated with exit or disposal activities, and supercedes Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" ("EITF 94-3"). The principal difference between SFAS 146 and EITF 94-3 relates to the requirements for recognition of a liability for a cost associated with an exit or disposal activity. SFAS 146 requires that a liability for a cost associated with an exit or disposal activity, including those related to employee termination benefits and obligations under operating leases and other contracts, be recognized when the liability is incurred, and not necessarily the date of an entity's commitment to an exit plan, as under EITF 94-3. SFAS 146 also establishes that the initial measurement of a liability recognized under SFAS 146 be based on fair value. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Health & Fitness Business expects to adopt SFAS 146, effective January 1, 2003.

14.      SUBSEQUENT EVENT (UNAUDITED)

         On December 8, 2003 Health Fitness Corporation (HFC) purchased the business assets of the Health & Fitness Services Business of Johnson & Johnson Health Care Systems Inc. for $4.8 million. Assets acquired by HFC consist primarily of client contracts, proprietary wellness, lifestyle and health promotion programs, software, and other health and wellness services. As part of the transaction, HFC has entered into a multi-year management contract with another subsidiary of Johnson & Johnson whereby HFC will manage more than 50 Johnson & Johnson affiliate fitness center sites. HFC also entered into a one-year agreement to use 660 square feet of office space of Johnson & Johnson Health Care Systems Inc. for a fee of $0.0015 million per

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

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN MILLIONS)

         month. Johnson & Johnson Health Care Systems Inc. will retain its integrated behavioral solutions business unit, and will license certain behavioral solution methodologies to HFC for use in its business.

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